UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 11, 2025
Group 1 Automotive, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
730 Town and Country Blvd, Suite 500
Houston, Texas 77024
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (713) 647-5700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GPI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01    Other Events.
On August 11, 2025, Group 1 Automotive, Inc., a Delaware corporation (the “Company”), announced the appointment of Melkeya McDuffie as Senior Vice President and Chief Human Resources Officer.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On August 12, 2025, the Company, also announced that its Board of Directors approved a cash dividend of $0.50 per share for the third quarter of 2025, payable on September 16, 2025, to stockholders of record as of September 2, 2025.
In addition, the Company provided an update on its year-to-date share repurchase activity.
A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Group 1 Automotive, Inc., dated as of August 11, 2025.
99.2	Press release of Group 1 Automotive, Inc., dated as of August 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Automotive, Inc.

Date:	August 13, 2025	By:	/s/ Gillian A. Hobson
Name: Gillian A. Hobson
Title: Senior Vice President